Exhibit 10.3

FIRST AMENDMENT TO FACILITY AGREEMENT

This FIRST AMENDMENT TO FACILITY AGREEMENT (the “First Amendment”), dated as of September 22, 2014, by and among Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and the lenders party hereto, set forth on the signature page of this First Amendment (together with their successors and assigns, the “Lenders” and together with the Borrower, the “Parties”), amends that certain Facility Agreement dated as of February 24, 2014 by and among the Parties (the “Original Agreement” and as amended by the First Amendment, the “Facility Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Original Agreement.

WITNESSETH

WHEREAS, the Parties are party to the Original Agreement providing for loans to the Borrower, on the terms and conditions stated in the Original Agreement, in the maximum principal amount of up to One Hundred Million Dollars ($100,000,000); and

WHEREAS, the Parties desire to reduce the amount of loans to be made available under the Facility Agreement from a maximum principal amount of up to One Hundred Million Dollars to a maximum principal amount of up to Fifty Million Dollars ($50,000,000.00) and terminate the commitment of certain Lenders.

NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

1. Amendments to Original Agreement.

Upon execution of this First Amendment by the Parties, the Original Agreement shall be deemed to be amended as follows:

a. The first recital of the Original Agreement shall be amended by deleting the reference to the words and dollar figure “one hundred million dollars ($100,000,000)” where it appears therein and inserting in substitution therefor the words and dollar figure “fifty million dollars ($50,000,000).”

b. The definition of “Commitment” in Section 1.1 of the Original Agreement is hereby amended by deleting the reference to the dollar figure “$100,000,000” where it appears therein and inserting in substitution therefor the dollar figure “$50,000,000.”

c. The definition of “Loans” in Section 1.1 of the Original Agreement is hereby amended by deleting the reference to the words and dollar figure “one hundred million Dollars ($100,000,000)” where it appears therein and inserting in substitution therefor the words and dollar figure “fifty million dollars ($50,000,000)”.

d. Section 2.3(a) of the Original Agreement is hereby amended by deleting it in its entirety inserting in substitution thereof the following:

“The Borrower shall pay to each Lender holding a Note one-third of the outstanding principal amount of such Note on each of the third, fourth and fifth anniversaries of the date of the first Disbursement; provided however that the Final Payment shall be made by December 15, 2019.”

e. Section 2.9 of the Original Agreement is hereby amended by deleting the dollar figure “$100,000,000” where it appears therein and inserting in substitution therefor the dollar figure “$50,000,000.”

f. Section 6.14 of the Original Agreement is hereby amended by deleting the dollar figure “$100,000,000” where it appears therein and inserting in substitution therefor the dollar figure “$50,000,000.”

g. Schedule 1 to the Original Agreement is hereby deleted in its entirety and Schedule 1 to this First Amendment is inserted in substitution therefor.

h. Notwithstanding anything in the Facility Agreement to the contrary, from and after the date of this First Amendment, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. shall cease to have the ability to vote on any consents, amendments, waivers or modifications or other matters under the Facility Agreement, other than consents, amendments, waivers or modifications that would affect their rights under Section 2.10 of the Facility Agreement. Such Lenders shall however, retain all of their other rights under the Facility Agreement and the other Loan Documents.

2. Continuing Validity. Except as expressly modified pursuant to this First Amendment, the terms of the Original Agreement and the other Loan Documents remain unchanged and in full force and effect. The Lenders’ agreement to modifications to Original Agreement pursuant to this First Amendment in no way shall obligate the Lenders to make any future modifications to the Facility Agreement .

3. Incorporation by Reference. The provisions of Sections 6.4, 6.7 and 6.8 of the Original Agreement are hereby incorporated into this First Amendment as if set forth in full herein.

4. Fees and Expenses. The Borrower shall reimburse the Lenders for their documented legal fees and expenses in connection with the negotiation, documentation and closing of this First Amendment.

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this First Amendment to be duly executed as of the date first set forth above.

BORROWER:

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Lawrence E. Bloch
Name: Lawrence E. Bloch
Title:	EVP, CFO and CBO

LENDERS:

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By:	Deerfield Mgmt., L.P. its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.
By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt., L.P. its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title:	Authorized Signatory

SCHEDULE 1

LENDER	ALLOCATION OF DISBURSEMENTS AND PREPAYMENTS AND ALLOCATION OF WARRANTS ISSUED PURSUANT TO SECTION 2.10(b)
Deerfield Private Design Fund II, L.P.	0%
Deerfield Private Design International II, L.P.	0%
Deerfield Partners, L.P.	44.90%
Deerfield International Master Fund, L.P.	55.10%

LENDER	ALLOCATION OF WARRANTS ISSUED PURSUANT TO SECTION 2.10(a)
Deerfield Private Design Fund II, L.P.	23.30%
Deerfield Private Design International II, L.P.	26.70%
Deerfield Partners, L.P.	22.45%
Deerfield International Master Fund, L.P.	27.55%